Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Binah Capital Group, Inc

We consent to the inclusion in the Registration Statement on Form S-1 of our reports dated April 16, 2024, with respect to the consolidated financial statements of Wentworth Management Services, LLC as of December 31, 2023 and 2022 and for the years then ended . We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/FGMK, LLC

Chicago, Illinois

February 14, 2025